UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2002

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware 03-0339228

(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant's principal executive office)

(802) 244-5621

(Registrant's telephone number)

Item 2. Other Events

As of April 5, 2002, Green Mountain Coffee, Inc., through its wholly-owned subsidiary Green Mountain Coffee Roasters, Inc. (collectively referred to hereinafter as the "Company"), exercised options to purchase 2,217,859 shares of capital stock (the "Keurig Shares") of Keurig, Incorporated, a Delaware corporation ("Keurig"), from existing Keurig shareholders. The aggregate consideration that will be paid by the Company for the Keurig shares will be approximately $14.4 million in cash or $6.50 per share. The terms of the acquisition of the Keurig Shares and the consideration received by the parties were a result of arm's length negotiations between the Company and certain holders of such shares and the Company had no material relationship with such holders prior to obtaining the options to purchase such shares. The Company will account for its investment in the Keurig Shares using the equity method of accounting.

Keurig is a privately-held company and none of its securities, including the Keurig Shares, have been registered pursuant to the Securities Exchange Act of 1934, as amended. Keurig is the manufacturer of the Keurig® Premium Coffee System™, Keurig's innovative one-cup brewing system sold primarily into the office coffee service market. Pursuant to the terms of a License Agreement dated as of June 30, 2000 (the "License Agreement"), the Company pays Keurig a royalty for sales of Keurig licensed products by the Company to Keurig Authorized Distributors. The Company was the first roaster licensed by Keurig to sell its coffee in Keurig's one-cup brewing system and the Company has established a dominant position in the sale of one-cup Keurig portions, also known as Keurig K-Cup™ portion packs. The packaging equipment for Keurig K-Cup portion packs is currently owned by Keurig and operated by the Company. The Company has agreed to purchase such packaging lines no earlier than July 1, 2002 and no later than December 31, 2003.

Van Houtte Inc., which has been licensed by Keurig to sell Keurig K-Cups through Van Houtte's proprietary distribution system, recently invested $9,509,500 in Keurig in exchange for 1,451,002 shares of capital stock of Keurig. After the Company completes its acquisition of the Keurig Shares, the Company will be the largest shareholder of Keurig owning approximately 42% of its outstanding capital stock and Van Houtte will be the second largest shareholder of Keurig owning approximately 28 % of its outstanding capital stock.

Notwithstanding the Company's acquisition of the Keurig Shares or Van Houtte's investment in Keurig, and as a result of contractual limitations and restrictions agreed to by the Company and Van Houtte, MD Co., which owns approximately 23% of Keurig's capital stock, will effectively control Keurig--having the ability to elect a majority of Keurig's board of directors, cause certain types of amendments to Keurig's Certificate of Incorporation, and approve or reject a sale of Keurig's business. MD Co. is controlled by MDT Advisors, Inc., an institutional investment company. The Company has agreed to certain transfer restrictions with respect to the Keurig Shares. In connection with the Company's agreement to these contractual limitations and restrictions, Keurig agreed to amend the License Agreement to, among other things, extend for an initial term of ten years with automatic renewals for successive terms of five years, the Company's license to sell Keurig K-Cup portion packs. The License Agreement, as amended, may only be terminated by Keurig (i) for "cause" which is defined as a breach of the License Agreement which is not cured within 30 business days, a party's bankruptcy, insolvency or related proceeding or the commencement of steps towards liquidation, dissolution or winding up or (ii) subject to providing two-year prior notice to the Company, in the event that the Company refuses a "royalty alteration" which is an annual adjustment that Keurig may make, subject to certain conditions, on the royalties paid by the Company to Keurig on K-Cup sales. Keurig has also agreed to provide the Company a license for Keurig's one-cup brewing system for the home market, which is currently in development. This new license will be on substantially the same terms as Keurig licenses other third parties once Keurig begins its licensing program. A copy of the agreements with Keurig and certain other parties setting forth the Company's rights and obligations with respect to the Keurig Shares are attached hereto as exhibits.

In order to finance the acquisition of the Keurig Shares, the Company entered into a Fourteenth Amendment to the Fleet National Bank Commercial Loan Agreement and Loan Documents pursuant to which the Company refinanced its existing $15,000,000 revolving line of credit (the "Credit Facility"), extending the maturity date one year, and entered into an additional $5,000,000 2-year term loan (the "Term Loan"). A substantial portion of the Credit Facility and all the proceeds to the Term Loan are being used to purchase the Keurig Shares. The Credit Facility and the Term Loan are secured by all the assets of the Company, including a pledge of the Keurig Shares. A copy of the Fourteenth Amendment to the Fleet National Bank Commercial Loan Agreement and Loan Documents, and the related Term Promissory Note and the Stock Pledge and Security Agreement are attached hereto as exhibits.

Item 7. Financial Statements and Exhibits

    Financial Statements of Business Acquired

    Any required financial statements relating to Keurig, Incorporated are not included in this Report. The Company plans to file the required financial statements by June 19, 2002.

    Unaudited Pro Forma Financial Information

    Any required pro forma financial information relating to the Company's acquisition of the Keurig Shares is not included in this Report. The Company plans to file the required financial statements by June 19, 2002.

    Exhibits

Item No. Description

10.1	Shareholder Rights Agreement dated as of April 4, 2002 by and among Keurig, the Company and MD Co.
10.2	Second Amended and Restated First Refusal Agreement dated as of February 4, 2002 by and among Keurig, the Company and certain other Keurig stockholders.
10.3	Voting Agreement dated as of February 4, 2002 by and among Keurig, the Company and certain other Keurig stockholders.
10.4	Stock Rights Agreement dated as of February 4, 2002 by and among Keurig and the holders of Keurig Series B and C Preferred Stock, including the Company.
10.5	Fourteenth Amendment of Commercial Loan Agreement and Loan Documents dated April 3, 2002 between the Company and Fleet National Bank.
10.6	$5,000,000 Term Promissory Note dated April 3, 2002 issued by the Company in favor of Fleet National Bank.
10.7	Stock Pledge and Security Agreement dated April 3, 2002 executed by the Company in favor of Fleet National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE, INC.

By: /s/ Robert P. Stiller
Robert P. Stiller
Chief Executive Officer

Date: April 18, 2002

EXHIBIT INDEX

Item No. Description

10.1	Shareholder Rights Agreement dated as of April 4, 2002 by and among Keurig, the Company and MD Co.
10.2	Second Amended and Restated First Refusal Agreement dated as of February 4, 2002 by and among Keurig, the Company and certain other Keurig stockholders.
10.3	Voting Agreement dated as of February 4, 2002 by and among Keurig, the Company and certain other Keurig stockholders.
10.4	Stock Rights Agreement dated as of February 4, 2002 by and among Keurig and the holders of Keurig Series B and C Preferred Stock, including the Company.
10.5	Fourteenth Amendment of Commercial Loan Agreement and Loan Documents dated April 3, 2002 between the Company and Fleet National Bank.
10.6	$5,000,000 Term Promissory Note dated April 3, 2002 issued by the Company in favor of Fleet National Bank.
10.7	Stock Pledge and Security Agreement dated April 3, 2002 executed by the Company in favor of Fleet National Bank.